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                                                                    Exhibit 99.1


              RCAI ADDS COO/CFO AS IT TAPS INTO CANADA'S OIL SANDS "OPENING VANCOUVER OFFICE TO EXTEND GLOBAL REACH," SAYS PRESIDENT.

SAN CLEMENTE, California, June 11th, 2007, RCAI (OTCBB: RCAA), an emerging cleantech leader in renewable, bio-based industrial release agents and lubricants that increase productivity through enhanced material handling, announced today its expansion into Canada with two key senior management appointments from the alternative energy sector.

Gordon Davies, President of RCAI, stated, "With a growing order book and confirmation that our Alderox(R) product is increasing productivity in mines in the US, Mexico and entering into Canada's Oil Sands, we felt it was now prudent to open operations in Canada and appoint two senior executives to expand business there and extend our global reach.

"To that end, the Board has appointed Paul Hughes, who was formerly Chief Operating Officer at a leading biofuels company as Chief Operating Officer and Chief Financial Officer, and Nigel Horsley as Vice President of Communications and Investor Relations.

"Both Paul and Nigel cover a wide spectrum of expertise not only in international business development, acquisitions and raising substantial finance, but also vital grow-out experience that exactly matches our needs for a team to take us to full commercialization.

"Paul has held senior positions in both emerging renewable energy companies as well as with significant established energy companies in the US and UK."

Most recently, Hughes was Chief Operating Officer at Dynamotive Energy Systems Corporation and co-founder and Chief Operating Officer of AIM-listed Tersus Energy PLC.

He is an ACA Chartered Accountant and holds an Executive MBA from Ashridge Business School in the UK. Prior to co-founding Tersus, Hughes was the CEO of Pantellos in Europe, the leading B2B e-commerce company focusing on the provision of supply chain solutions to the utility and energy sector. He has also headed US business development and strategic planning for TXU Inc. in North America and has led multiple transactions across Europe.

Horsley has had an extensive career in the clean technology industry, and was, most recently, head of communications at Dynamotive. He was one of the original founding management team at General Hydrogen Corporation, a fuel cell power pack company that has been acquired by Plug Power of the US.

He was also a co-founder of RailPower Technologies Corp., a world leader in ultra clean hybrid and multi-engine locomotives. In addition to his senior management and public company experience, he has a broad background in print and broadcast media and public relations, both in the UK and Canada. His investor and public relations experience spans over 20 years and he has helped raise over $100 million for projects.


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Davies concluded "This strengthened execution-focused management team will be targeting the significant materials build-up problem that the global mining industry continues to experience, robbing it of throughput that would otherwise have ended up on the bottom line."

Materials build-up in haulage truck beds, known as `dead-bed' or `carry-back', as well as build-up on equipment such as loaders, conveyors and chutes, is a major problem at many mines and other industries. The elimination of the build up problem, often many tons per truck bed, can result in substantial increases in productivity at mining operations. Elimination of carry-back and the associated removal processes also increases equipment lifespan and reduces safety concerns, especially in mines running 240 ton and larger haulage trucks.

Contact.
Nigel Horsley, Vice President, RCAI, 778-998-8827
Mike Davies, CEO, RCAI, 949-542-7440
www.rca-inc.com


(Forward looking statement)

ANY STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, AS SUCH TERM IS DEFINED IN THE PRIVATE LITIGATION REFORM ACT OF 1995, CONCERNING POTENTIAL DEVELOPMENTS AFFECTING THE BUSINESS, PROSPECTS, FINANCIAL CONDITION AND OTHER ASPECTS OF THE COMPANY TO WHICH THIS RELEASE PERTAINS. THESE FORWARD LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS OF THE SPECIFIC ITEMS DESCRIBED IN THIS RELEASE, AND THE COMPANY'S OPERATIONS GENERALLY, TO DIFFER MATERIALLY FROM WHAT IS PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH SUCH STATEMENTS ARE BASED UPON THE BEST JUDGMENTS OF MANAGEMENT OF THE COMPANY AS OF THE DATE OF THIS RELEASE, SIGNIFICANT DEVIATIONS IN MAGNITUDE, TIMING AND OTHER FACTORS MAY RESULT FROM BUSINESS RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE COMPANY'S DEPENDENCE ON THIRD PARTIES, GENERAL MARKET AND ECONOMIC CONDITIONS, TECHNICAL FACTORS, THE AVAILABILITY OF OUTSIDE CAPITAL, RECEIPT OF REVENUES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS. MOREOVER, NEITHER WE NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF SUCH STATEMENTS, AND WE DISCLAIM ANY OBLIGATION TO UPDATE INFORMATION CONTAINED IN ANY FORWARD-LOOKING STATEMENT.